Exhibit 10.4

AGREEMENT REGARDING OTHER ACCOUNTS PAYABLE

This Agreement Regarding Other Accounts Payable (“Agreement”) is entered into on December 24, 2020 by and between Copa di Vino Corporation, an Oregon corporation (“Seller”), on the one hand, and Copa di Vino Wine Group, Inc., a Nevada corporation (“Buyer”), Splash Beverage Group, Inc., a Nevada corporation (“Splash Nevada”), and Splash Beverage Group, Inc., a Colorado corporation (“Parent”), on the other hand. Buyer, Splash Nevada, and Parent are hereafter referred to as the “Buyer Parties.”

RECITALS

A.	Seller and the Buyer Parties have entered into an Asset Purchase Agreement of even date herewith (the “APA”), pursuant to which Seller is selling certain assets to Buyer and the Buyer Parties are assuming certain liabilities of Seller.

B.	Seller has certain other vendor trade payables and distributor credit payables owed to third- party vendors and distributors (each a “Creditor”) that are listed on Exhibit A attached hereto, which the Buyer Parties are not assuming pursuant to the APA (the “Other AP”).

C.	The parties wish to work together to resolve Seller’s obligations owed to the Creditors in connection with the Other AP.

D.	The parties wish to make a prospective amendment to the Convertible Promissory Note that is being issued pursuant to the APA (the “Note”).

AGREEMENT

Now, Therefore, the parties agree as follows.

1.       Settlement Period. During the period beginning on the date of this Agreement and ending on April 1, 2021 (the “Settlement Period”), the parties and their executives will cooperate with and assist each other in attempting to reduce and settle the obligations owed to the Creditors in connection with the Other AP.

2.       Assumption of Settled Obligations. The Buyer Parties will jointly and severally assume the obligation to pay the reduced amount of a settled Other AP obligation upon reaching a settlement with a Creditor.

3.       Assumption of Remaining Obligations. At the end of the Settlement Period, the Buyer Parties will jointly and severally assume the remaining Other AP obligations owed to Creditors.

4.       Indemnification. The Buyer Parties will jointly and severally hold Seller harmless from and defend and indemnify Seller against all costs (including, but not limited to, attorney fees), expenses, liabilities and obligations arising out of the obligations to Creditors required to be assumed by the Buyer Parties pursuant to Sections 2 and 3 above.

1 – Agreement Regarding Other Accounts Payable

5.       Amendment to Note. On April 1, 2021, the Note shall automatically be amended by adding the following language to the Note:

“Remedies for Default. If the Buyer Parties fail to make three (3) monthly payments as set forth in Schedule A of the Note and those failures have not been cured as of the date the Seller delivers a default notice to the Buyer Parties, the Seller shall, upon conversion of the Note, be entitled to additional shares of the Parent’s common stock equal to the remaining unpaid Principal Amount and all accrued, but unpaid interest of the Note minus the product of (i) the Conversion Shares issuable upon Conversion of the Note and (ii) the closing price per share on such date of default notice, with the difference to be divided by the closing price per share on such date of default notice with a maximum number of up to 2,181,818 shares (the “Default Remedy Shares”). The Default Remedy Shares shall be placed in an escrow account pursuant to an escrow agreement.”

6.       Miscellaneous.

6.1       Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

6.2       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

6.3       No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.4       Time of Essence. Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

6.5       Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

6.6       Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

2 – Agreement Regarding Other Accounts Payable

6.7       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

6.8       Submission to Jurisdiction. Any action or proceeding seeking to enforce any provision of this Agreement or based on any right arising out of this Agreement must be brought against any of the parties in a Broward County Court of the State of Florida or, subject to applicable jurisdictional requirements, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to such venue.

6.9       Attorney Fees. With respect to any dispute relating to this Agreement, or in the event that a suit, action, arbitration, or other proceeding of any nature whatsoever is instituted to interpret or enforce the provisions of this Agreement, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law or any action, suit, arbitration, or other proceeding seeking a declaration of rights or rescission, the prevailing party will be entitled to recover from the losing party its reasonable attorney fees, paralegal fees, expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial, arbitration, or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

6.10       Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

6.11       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on next page]

3 – Agreement Regarding Other Accounts Payable

In Witness Whereof, the undersigned parties have executed this Agreement effective on the date first written above.

Copa di Vino Corporation

By /s/ James Martin Name: James Martin Title: CEO
Copa di Vino Wine Group, Inc.

By /s/ Robert Nistico Name: Robert Nistico Title: CEO

Splash Beverage Group, Inc., a Nevada corporation

By /s/ Robert Nistico Name: Robert Nistico Title: CEO
Splash Beverage Group, Inc., a Colorado corporation

By /s/ Robert Nistico Name: Robert Nistico Title: CEO

4 – Agreement Regarding Other Accounts Payable

EXHIBIT A

List of Other AP

Vendor Trade Payables

•	Andersen Plastics greater than 90 days old ($344,876.81)

•	Ciatti Wine & Grape ($21,320)

•	Coventry Vale Winery ($108,792.30)

•	J Lohr Estates ($12,381.25)

•	O’Neil Vintners ($18,855.75)

•	Rowe & Deming ($7,940.00)

Distributor Credit Payables
	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Ajax Turner Beverages	0.00	0.00	0.00	0.00	(260.83)	(260.83)
Alliance Bev. Distributing	0.00	0.00	0.00	0.00	(1,436.74)	(1,436.74)
Atlanta Beverage	0.00	(849.00)	(2,617.50)	0.00	0.00	(3,466.50)
Bemiss Distributing	0.00	0.00	0.00	0.00	(339.00)	(339.00)
Ben E. Keith Beverages	0.00	(333.90)	(163.70)	0.00	0.00	(497.60)
Bernie Little Distributors	0.00	(406.05)	0.00	(110.95)	0.00	(517.00)
Better Brands, Inc	0.00	0.00	0.00	(2,323.51)	0.00	(2,323.51)
Bigfoot Beverages	0.00	0.00	0.00	0.00	(1,140.80)	(1,140.80)
Brown Distributing Company VA	0.00	(280.00)	(418.25)	0.00	0.00	(698.25)
Burkhardt Sales & Service	0.00	(292.60)	(127.30)	(72.30)	0.00	(492.20)
Capitol-Husting	0.00	0.00	(488.76)	0.00	0.00	(488.76)
Central Distributors	0.00	0.00	0.00	0.00	(980.90)	(980.90)
City Beverages	(3,623.35)	(5,142.00)	0.00	0.00	(16,198.08)	(24,963.43)
Craft Beer Guild Distributing-LA	0.00	(380.50)	0.00	0.00	0.00	(380.50)
Double Eagle FL	0.00	(78.40)	(133.70)	0.00	0.00	(212.10)
E-Corp, Inc	0.00	0.00	0.00	0.00	(932.84)	(932.84)
Eastown Distributors	0.00	(16.80)	(100.80)	0.00	0.00	(117.60)
Fahr Beverage	0.00	0.00	(243.94)	0.00	(23.94)	(267.88)
Great Plains Distributors, LP	0.00	0.00	0.00	0.00	(32.50)	(32.50)
Hensley Beverage	0.00	(551.65)	0.00	0.00	0.00	(551.65)
L&F Distributors	0.00	0.00	0.00	0.00	(104.00)	(104.00)
Lake Beverage Corporation	0.00	(18,711.00)	0.00	0.00	0.00	(18,711.00)
Lakeshore Beverage	0.00	0.00	0.00	(4,504.00)	(5,506.00)	(10,010.00)
Lewis Bear Co.	0.00	(352.80)	0.00	0.00	0.00	(352.80)
Lohr Distributing-St. Louis	0.00	(638.70)	0.00	0.00	(130.13)	(768.83)
Madison Bottling Company	0.00	0.00	0.00	0.00	(82.50)	(82.50)
McCraith Beverages	0.00	0.00	0.00	0.00	(10.60)	(10.60)
Mike Hopkins	0.00	0.00	0.00	0.00	(387.66)	(387.66)
Mussetter Distributing	0.00	0.00	0.00	(179.80)	0.00	(179.80)

5 – Agreement Regarding Other Accounts Payable

Nevada Beverage	0.00	(54.08)	(508.42)	0.00	0.00	(562.50)
NKS Distributors	0.00	0.00	0.00	0.00	(167.70)	(167.70)
North Florida Sales	0.00	(117.00)	(54.00)	0.00	(104.40)	(275.40)
Odom WA	0.00	0.00	0.00	0.00	(164.90)	(164.90)
Peace River Distributors	0.00	0.00	0.00	0.00	(974.70)	(974.70)
Pepin Dist	0.00	(18.00)	0.00	0.00	0.00	(18.00)
Quality Beverage	0.00	0.00	0.00	0.00	(159.75)	(159.75)
Quality Beverage Chicopee	0.00	0.00	0.00	0.00	(1,042.88)	(1,042.88)
Sanzo Beverage	0.00	0.00	0.00	0.00	(2,432.75)	(2,432.75)
Saratoga Eagle	0.00	0.00	0.00	0.00	(274.50)	(274.50)
Southern Eagle Sales & Service	0.00	0.00	0.00	0.00	(1,453.94)	(1,453.94)
Straub Distributing	0.00	(129.30)	(180.60)	0.00	0.00	(309.90)
Suncoast Beverage Sales	0.00	0.00	0.00	0.00	(443.00)	(443.00)
TryIt Distributing	0.00	0.00	0.00	0.00	(207.00)	(207.00)
Virginia Eagle Distributing	0.00	(956.00)	(1,154.00)	0.00	0.00	(2,110.00)
Wantz	0.00	0.00	0.00	0.00	(326.28)	(326.28)
TOTAL	(3,623.35)	(29,307.78)	(6,190.97)	(7,190.56)	(35,318.32)	(81,630.98)

6 – Agreement Regarding Other Accounts Payable